G O D F R E Y  &  K A H N,  S. C.
                                Attorneys At Law
                             780 North Water Street
                           Milwaukee, WI  53202-3590
                  TEL:  (414) 273-3500    FAX:  (414) 273-5198
                                 www.gklaw.com


                                 July 27, 2000


Strong Municipal Bond Fund, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

Re:     Strong Municipal Bond Fund

Gentlemen:

We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-7604; 811-4769) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.001 par value of the Investor, Advisor and Institutional classes of the Strong Municipal Bond Fund (the "Fund"), a series of Strong Municipal Bond Fund, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectuses of the Fund included therein).

We have examined: (a) the Registration Statement (and the Prospectuses of the Fund included therein), (b) the Company's Articles of Incorporation and By-Laws, each as amended to date, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

     Very truly yours,

     /s/  Godfrey & Kahn, S.C.

     GODFREY & KAHN, S.C.

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